                                                                   EXHIBIT 10(K)


                                  1995 - 1997
                      BFGOODRICH LONG-TERM INCENTIVE PLAN
                      -----------------------------------


This is a summary of the benefits to which you are entitled under the BFGoodrich Long-Term Incentive Plan. The complete details of the Plan are contained in the text of the Key Employees' Stock Option Plan, the Performance Share Plan and the Long-Term Incentive Plan. This summary is qualified by the terms and conditions contained in those plan documents.

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.


PURPOSE
-------

The Long-Term Incentive Plan is designed to provide a long-term incentive to key executives who are in positions to influence the performance of the Company and its individual business units, and thereby enhance shareholder value over time. The Plan provides a significant additional financial opportunity and complements other parts of the Company's total compensation program for executives (base salary, Management Incentive Program, stock options and benefits).


PLAN OVERVIEW
-------------

The Long-Term Incentive Plan rewards financial performance over three-year cycles, which do not overlap. At the beginning of each three-year cycle, two types of awards of BFGoodrich common stock may be granted to you -- Restricted Shares and Performance Shares. However, you will not obtain full ownership privileges to any of the shares awarded to you until the end of the three-year cycle. At that time, if you are still employed by the Company, you will become entitled to receive the Restricted Shares awarded to you. Additionally, you will be entitled to receive the Performance Shares awarded to you at the end of the cycle, if you meet certain financial performance targets established for you at the beginning of the three-year cycle. If actual financial performance differs from your financial performance target, the number of Performance Shares that you actually receive, if any, will differ from the number awarded to you at the beginning of the three-year cycle. Your participation, the number of shares granted to you, your financial performance targets, and all other aspects of the Long-Term Incentive Plan will be determined by the Compensation Committee of the Board of Directors of the Company, which has full authority to administer the Plan.

BFGOODRICH COMMON STOCK AWARDS
------------------------------

The Long-Term Incentive Plan provides additional compensation to key executives through the granting of shares of BFGoodrich common stock. The common stock granted shall be in two forms -- Restricted Shares and Performance Shares.
Each is described below.

         * RESTRICTED SHARES. At the beginning of each three-year cycle, you may be awarded a specified number of shares of BFGoodrich common stock which shall be classified as Restricted Shares. You will not become the owner of these Restricted Shares when they are awarded to you. During the three-year cycle, they will be held by the Secretary of the Company. You will receive dividends each quarter and have voting rights based on the number of shares granted at the beginning of the three-year performance period, but you will not have any ability to sell, pledge, or otherwise transfer them. On January 2, immediately following the end of the three-year cycle, you will become the owner of these shares, as long as you are actively employed by the Company through the last day of the Plan cycle. If you are not then employed by the Company, you or your beneficiary may still be entitled to receive your shares, if the reason you are not employed is because of your death, or permanent and total disability. If you retire before the end of the three-year cycle, the Compensation Committee, in its' sole discretion, will determine whether to grant ownership to you of some or all of the shares. There are restrictions on your ability to sell or transfer these shares even after you become the owner of them. You may not sell or transfer the Restricted Shares you receive (net of withholding taxes) for two years after completion of the three-year cycle.

         * PERFORMANCE SHARES. At the beginning of each three-year cycle, you may also be awarded a number of shares of BFGoodrich common stock which shall be classified as Performance Shares. During the three-year cycle, they will be held by the Secretary of the Company. You will receive dividends each quarter and have voting rights based on the number of shares granted at the beginning of the three-year performance period, but you will not have any ability to sell, pledge, or otherwise transfer them. At the end of the three-year cycle, if you are still employed by the Company, you will become the owner of these shares after the Compensation Committee determines the final payout based upon specific financial performance targets established for you. Your financial performance targets will be disclosed to you at the beginning of the three-year cycle. If actual financial performance differs from the financial performance target set for you, the number of shares of common stock which you will receive, if any, will differ from the number awarded to you at the beginning of the cycle. If the financial performance is less than the target, you will receive fewer shares; if the financial performance is better than target, you will receive more shares. If actual financial performance fails to meet a threshold financial target, then no Performance Shares will be conveyed to you. The information given to you by letter at the beginning of the cycle will describe these variations to you.

             Unlike the Restricted Shares, all of the Performance Shares that you receive at the end of the three-year cycle will be free of all restrictions and you may do with them as you wish. If you die, retire, or become permanently and totally disabled during the cycle, such that you are not an active employee of the Company at the end of the cycle, you or your beneficiary will receive a prorated portion of the shares awarded to you, based upon the time portion of the cycle during which you were employed. The actual payout will not occur until after the end of the three-year cycle, at which time the financial performance for the entire three-year cycle will be used to determine the size of your award in that event. If you terminate for other reasons prior to the end of the three-year cycle, you will forfeit all the Performance Shares.

             The performance target used to determine the number of Performance Shares you will receive at the end of the Plan cycle will be based upon the following:

             * FOR OPERATING SEGMENTS: Three-year average segment operating income return on net capital employed (OIRONCE).

             * FOR CORPORATE STAFF PARTICIPANTS: Three-year average total Company return on equity (ROE).

             * FOR OPERATING SEGMENT PRESIDENTS: One-half of original Performance Share grant related to the president's own segment performance (OIRONCE); one-half of original Performance Share grant related to total Company performance (ROE).

Your performance target can be adjusted by the Compensation Committee of the Board of Directors, in its' sole discretion, at any time during the three-year cycle, if doing so is warranted by extraordinary events such as an acquisition, divestiture, restructuring, change in accounting practice, or any other unusual or extraordinary financial or operational event.

Generally, you will not receive full ownership of any shares granted to you under the Plan until the end of the three-year cycle. An exception will occur, however, if there is a Change in Control of the Company. A Change in Control is defined in the Key Employees' Stock Option Plan. If one occurs, you shall immediately receive all Restricted Shares awarded to you at the beginning of the cycle. The effect of a Change in Control on your ability to receive Performance Shares is described in the Performance Share Plan. Generally, that plan provides that, as of the date of the Change in Control, you will become entitled to a prorated portion of the shares originally awarded to you, based upon financial performance for the portion of the cycle which ends on the date of the Change in Control. Your entitlement to additional shares will be based upon financial performance for the portion of the three-year cycle which occurs after the Change in Control.

If you transfer to another position in the Company during the three-year cycle, you will be entitled to the following:

         * RESTRICTED SHARES. The transfer will have no effect whatsoever on the Restricted Shares awarded to you. You will receive these shares at the end of the three-year period, provided you are still employed by the Company.

         * PERFORMANCE SHARES. The performance target for a particular position will apply to you if you are employed in that position during any portion of the three-year cycle. The total number of shares that you will be entitled to receive at the end of the cycle will be based upon the following formula:

<Capttion>
                                   Percent of                 Percentage Payout           Number of
             Original              Three-Year Cycle           Relative to                 Shares Earned
             Performance      X    Cycle Spent           X    Performance Target      =   Based On
             Share Award           In Particular              for Particular              Particular
                                   Position                   Position                    Position

             The total shares earned based on each position you hold during the three-year cycle will be summed to arrive at the total number of shares you are entitled to receive at the end of the cycle.

             When you transfer to a new position, the Compensation Committee reserves the right to adjust the award of Performance Shares to you upward or downward, as appropriate to reflect the duties and responsibilities of the new position.

For new hires and employees promoted into positions that make them eligible to participate in the program, the Compensation Committee of the Board of Directors, upon recommendation from management, may grant an award on a prorated basis. The amount of the award will be based on the time remaining in the three-year performance cycle, but the performance targets will be the same as for other participants.


TAX INFORMATION
---------------

Restricted Shares and Performance Shares are taxed similarly under current tax law. However, you may make a special election regarding the taxation of your Restricted Shares.

Generally, you are not taxed on either Restricted Shares or Performance Shares until the date on which any restrictions of ownership lapse or the date on which you become entitled to your Performance Shares. Under current tax law, on the date you become entitled to receive the shares following completion of the three-year performance cycle, the market value of the shares at that time is considered to be ordinary income and you will be taxed on that amount. If you hold the shares and later sell them, any appreciation over the market value of the shares when you received them at the end of the three-year cycle will be taxed at capital gains rates.

There is one difference in the taxation of Restricted Shares. You may make a special "Section 83(b)" election under Section 83(b) of the Internal Revenue Code. Such an election will permit you to elect to be taxed on the market value of the shares as of the date on which they are first awarded to you.
The tax would then become payable for the year in which shares are originally granted. Any appreciation after that date will be taxed at capital gains rates. If, however, you later forfeit your Restricted Shares before the end of the three-year cycle (e.g., by leaving the Company), none of the tax that you already have paid may be recovered or used as a tax deduction. The election must be made within 30 days after the Compensation Committee makes the award. If you want to make this election, you should contact Richard N. Jacobson in the Law Department at (216) 374-2874.

Dividends paid on both Restricted Shares and Performance Shares are income to you. These dividends will be paid each quarter by your payroll department. Under the Internal Revenue Code, these payments are considered compensation and not dividends and will be included on your W-2 statement. Normal payroll withholding taxes will be deducted from these payments. Any income you derive from either Restricted Shares or Performance Shares will not be considered eligible earnings for Company or subsidiary pension plans, savings plans or profit sharing plans.


WITHHOLDING TAX INFORMATION
---------------------------

At the end of the three-year performance period, the number of Restricted Shares and Performance Shares you will receive will be net of an amount of shares sufficient to satisfy any federal, state and local withholding tax requirements with which the Company must comply.

You should consult your tax advisor for a complete explanation of the tax impact of your participation in the Long-Term Incentive Plan.





January 4, 1996

                                  1995 - 1997
                     BFGOODRICH LONG-TERM INCENTIVE PLAN
                     -----------------------------------

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

Name:
Corporate Staff Participant


You have been granted the following Long-Term Incentive Plan shares for the three-year performance period 1995 through 1997:

        Restricted Shares:  X,XXX shares of BFG common stock

        Performance Shares:  X,XXX shares of BFG common stock

RESTRICTED STOCK
----------------

On January 2, 1998, you will receive the X,XXX Restricted Shares (less the number of shares sufficient to satisfy any federal, state and local withholding tax requirements), provided you are actively employed by the Company through December 31, 1997. You may not sell or transfer these shares until January 1, 2000.

PERFORMANCE SHARES
------------------

The number of Performance Shares you receive will depend on the three-year performance of the total Company, as measured against specific Return on Equity
(ROE) targets. At the end of the three-year performance period, you will receive Performance Shares based on the following schedule. This schedule only applies to your Performance Shares.

                                    Total Company                           Percent Payout
                                       Three-Year                             Performance
                                     Average ROE                              Share Grant
                                  ------------------                        ----------------
                                  Below  X.X%                                        0%
        (Threshold)                      Y.Y%                                       50%
        (Target)                         Z.Z%                                      100%
        (Maximum)                        A.A% and above                            150%


(Note: If performance for the three-year period is between the percentage attainment levels listed on this chart, your Performance Share award will be prorated accordingly. For example, an average ROE of XX.X% will pay out Performance Shares equal to XXX.X% of the grant amount.)

OTHER IMPORTANT INFORMATION
---------------------------

         * You will not receive any Performance Shares if the Company's average ROE during the 1995-1997 period is below X.X%. You nevertheless will receive the Restricted Shares, provided you still are actively employed by the Company at the end of 1997.

         * New share grants and performance targets are expected to be established for another three-year Plan period beginning in 1998.

         * You will receive quarterly cash dividends throughout the three-year Plan period on your initial award for both Restricted Shares and Performance Shares. These dividends will be paid by your payroll department until December 31, 1997. Under the Internal Revenue Code, these payments are considered compensation and not dividends and will be included on your W-2. Normal payroll withholding taxes will be deducted from these payments. In the event performance does not meet the threshold required for payout of the Performance Shares, the dividends you already received are yours to keep.

         * You will have voting rights during the three-year Plan period on both Restricted Shares and Performance Shares.

         * Any income you derive from either Restricted Shares or Performance Shares will not be considered eligible earnings for Company or subsidiary pension plans, savings plans or profit sharing plans.


FOR MORE INFORMATION
--------------------

If you have questions about the Long-Term Incentive Plan or need additional information, contact Gary Habegger at (216) 374-2155.





February 23, 1995